Exhibit 99.1

 Investor Presentation2019 Wells Fargo Healthcare Conference  September 2019

 *This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements. All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC). In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here: Trends in health care costs and utilization rates Ability to secure sufficient premium rate increases Competitor pricing below market trends of increasing costs Re-estimates of policy and contract liabilities Changes in government laws and regulations of managed care, life insurance or property and casualty insurance Significant acquisitions or divestitures by major competitors Introduction and use of new prescription drugs and technologies A downgrade in the Company’s financial strength ratings A downgrade in the Government of Puerto Rico’s debt Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies Ability to contract with providers consistent with past practice Ability to successfully implement the Company’s disease management, utilization management and Star ratings programs Ability to maintain Federal Employees, Medicare and Medicaid contracts Volatility in the securities markets and investment losses and defaults General economic downturns, major disasters, and epidemics This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events. Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.   Safe Harbor Statement  2

 Investment Highlights  Strong balance sheet  Well regulated market  Upgrading infrastructure/technology to improve service, lower costs and enhance long-term margins  Rebuilt management team with deep managed care expertise leveraging 60 year experience and brand equity   Well positioned to grow business as Puerto Rico economy recovers  3

Introduction to Triple-S

Who we are

- Most experienced managed care organization (MCO) in Puerto Rico
- Exclusive BCBS licensee for Puerto Rico, Costa Rica and U.S. Virgin Islands
- NYSE: GTS

Solid Financials

- Premiums earned 4-year CAGR of 8.4%
- 2018 medical loss ratio (MLR) of 86.0%
- As of June 30, 2019, approximately $166 million in cash and cash equivalents and $28 million of debt on balance sheet

Recent Progress

- Consolidated Class A & B shares into single class to further simplify capital structure
- Received upgraded 4.5-star quality rating for Medicare Advantage HMO product and 4.0 stars for its PPO product for premium year 2020
- Consolidated Commercial and Medicare Advantage PBM with Abarca Health
- Established and expanding ambulatory clinic network in Puerto Rico

4

TRIPLE-S MANAGEMENT

 Progressing and Creating Value      Now    Then    VS  Founded in 1959; received Blue Shield exclusive license six years later; operated initially as “non-profit”, became “for-profit in 1990s  IPO: December 2007  Went public with dual class structure  19 member Board; siloed management structure   In recent years, focused on short term; top-line growth at expense of bottom line  Underinvested in business  Rebuilt an experienced management team focused on long-term value and profitability  Rationalizing and stabilizing Managed Care business  More disciplined underwriting  Simplified, single class common share structure  Investing considerably in IT and analytics to enhance long-term margins  Positioned to grow Managed Care despite ongoing Puerto Rico macro issues               5

Deep Senior Management Expertise



Roberto García-Rodríguez
President & CEO

- 25+ years of health care / legal industry experience
- Has held various roles since joining Triple-S in 2008, including COO from 2013-2016
- Member of the Board of Directors of the Blue Cross Blue Shield Association



Juan José Román-Jiménez
Executive VP & CFO

- 30+ years of financial and health care industry experience, CPA
- Prior to rejoining Triple-S, was CFO of EVERTEC, a NYSE-listed payments services company
- Previously spent 15 years at Triple-S and its subsidiaries in various positions



Madeline Hernández-Urquiza
Executive VP & COO
President - Triple-S Salud and Triple-S Advantage

- 30+ years of health care and financial industry experience
- Held various positions at Triple-S, including Chief Risk Officer for Commercial and Medicaid businesses
- Successfully reorganized company's Medicare Advantage subsidiary, leading to upgraded 4-Star HMO rating in late 2016 and 4.5-Star HMO rating in 2018



Arturo Carrión-Crespo
President – Triple-S Vida

- 30+ years of life/health insurance industry experience
- President of Triple-S Vida since 1998
- Also spent 11 years at Great American Life Assurance Company of Puerto Rico



José Del Amo-Mojica
President – Triple-S Propiedad and Triple-S Insurance Agency

- 29+ years of property and casualty insurance industry experience
- Joined the company in 1998
- Held various positions of increasing responsibility including Surety Manager, Manager, VP and Senior VP of Underwriting and, Senior VP of Underwriting and Claims

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TRIPLE-S MANAGEMENT

Health Insurance Market in Puerto Rico

Key segments

Commercial

- Corporate accounts – small and large groups
  - Fully-insured and self-funded groups
- Federal and local government employees
- Individual accounts

Medicare Advantage

- Dual and Non-Dual products
- Dual products target population eligible for both Medicare and Medicaid, with the government of Puerto Rico assuming the premiums for additional benefits

Medicaid

- At-risk contract with the government of Puerto Rico
- Market participants serve the medically indigent population throughout Puerto Rico

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TRIPLE-S MANAGEMENT

 Market Leader in Puerto RicoMember months for all managed care segments    2017  2018  *Total Members per Month                    *Based on Total Members per Months per annual statutory filings.   8

Puerto Rico Economic Highlights

- PR economy recovering in 2019
  - Ongoing rebuilding efforts after Hurricane Maria expected to support economy in FY 2020
  - Recovery should extend as more federal funding is disbursed and rebuilding progresses
  - While fiscal measures will have a temporary contractionary effect on the economy, structural reforms will have a longer-term positive impact on economic growth
- 2025 population projections[1] have Medicaid and Commercial sectors contracting, partially offset by an increase in the Medicare Advantage population
- "Territories Health Care Improvement Act" recently approved by U.S. House of Representatives Committee on Energy and Commerce, would provide approximately $12 billion of Medicaid funding over the next four years

Key Macro Indicators (as of June 30, 2019)

PR unemployment rate 8.4%

Lowest in 55 years

Net job creation +7,100 y/y

Highest growth in private sector in five years

PR Treasury Dept. collected record FY 2019 revenue of $11.3 billion (+22% vs. FY18)

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TRIPLE-S MANAGEMENT

[1] Source: U.S. Census Bureau

     Significantly Upgraded Medicare Advantage Product          Inconsistent productLack of cost control  HMO Plan Receives 4-star Designation  Reposition Reorganize  Legacy  2013 - 2016  Late 2016  Late 2018  HMO Plan Upgraded to 4.5-star Designationand PPO Plan Upgraded to 4.0 stars          10

 Competitive MA Offering Expands Growth Opportunities…    Consistency  MA product conservative with benefits  Choice  75% of eligible consumers choose an MA plan  Cash  Designation provides additional premium in 2020   Continuing  to optimize costs in segment to drive improving bottom line  Can price  premiums more competitively than in prior years  Achieved 4.5-star and 4.0-star designation in the HMO and PPO, respectively, provides company with growth engine  11

   …Yielding Strong Performance in 2019  Premiums23% growth in MA premiums in 1H19 vs. 1H18    Membership129,000 MA members enrolled as of June 30, 2019 15% increase from 2018 year-end membership  Medical Loss Ratio (MLR)84.3% recasted MLR in 1H19Tracking expectations  12

 Optimizing Commercial Segment  *Adjusts for effect of prior period reserve developments and hurricanes; hurricane favorable impact on utilization in 2017 accounted for 330 basis points** 2019 information provided as of and for the six months ended June 30, 2019  Focused on disciplined underwriting  Triple-S maintains significant market share in Commercial segment in Puerto RicoFocus in last couple of years to methodically reduce membership in order to clean up portfolio and remove unprofitable accounts, thus improving MLRWith portfolio underwriting improving, plan to carefully restart growth initiatives    Commercial Members(as of year-end)  Annual Medical Loss Ratio (MLR)  Adjusted Annual Medical Loss Ratio (MLR)*  2016  509,157  85.2%  83.6%  2017  475,026  77.5%  76.7%  2018  449,047  82.4%  82.7%  2019**  436,407  81.9%  82.3%  13

Focused on Excellence

Partnership with Optum

- IT and core processes outsourcing modernized infrastructure and improved operational efficiency
- Upgrade customer service and overall efficiency
- Simplified business functions

Data Management and Analytics

- Enable coordinated clinical care
- Gives providers analytical tools leading to better quality of care, stable MA star ratings

Pharmacy Benefits Management (PBM) Consolidation

- Three-year strategic agreement with Abarca Health consolidating management of pharmacy benefits of Commercial and MA businesses
- Chosen for innovative technology, products and services, analytic rigor, and customer focus
- Provides prescription drug claim processing, pharmacy network management, and delivery of clinical programs
- Prior collaboration contributed to recent upgrades in MA star ratings
- Expected to improve care management and create operational efficiencies, ultimately reducing expenses and generating long-term value for customers and shareholders

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TRIPLE-S MANAGEMENT

P&C Segment – Back to Profitable

TRIPLE-S PROPIEDAD

- Post-hurricanes, commercial markets in Puerto Rico experiencing increases in pricing and modifications on policy conditions; typical following natural catastrophe events
- Stabilized P&C benefiting from “hard market”; $8.3 million operating income for 1H19
- At the end of Q2 2019, P&C’s RBC ratio is approximately 200% after $12 million of additional capital contribution and positive results of operations
- No unfavorable prior-period developments for three consecutive quarters; P&C adequately reserved for hurricane-related claims

By the numbers (as of June 30, 2019)	
Current reinsurance coverage	$815 million; protects company for losses caused by 1-in-250 year catastrophic event
Gross hurricane-related claims paid	$658 million
Hurricane-related cases closed	~96%

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TRIPLE-S MANAGEMENT

Strong and Stable Balance Sheet  Continuing to prudently allocate capital    Expanded existing $30 million share repurchase program by an additional $25 million in February 2018; as of June 30, 2019, $12.5 million of availability remained  As of June 30, 2019:Investment portfolio of $1.6 billion; generated net investment income of $30.4 million in 2019, an increase of 3% from prior yearNo exposure to Puerto Rico Government bonds; Approximately $166 million in cash and cash equivalentsLong-term debt of $28 million  16

 Well-Positioned to Grow Long-Term    Creating long-term value by growing within Puerto Rico   Focus on retaining current Medicare Advantage client base and using more competitive offering to win new business and capture additional market shareContinue modernizing IT and analytics to further improve level of service while creating additional efficiencies to reduce costsExpand ambulatory clinic network – leverage as additional platform to engage large employer groups, improve quality of medical access while reducing cost, address MA population needs for complex chronic conditions, and build into additional competitive advantage  17

 Investment Highlights  Strong balance sheet and robust repurchase program in place  Well regulated market = strong barrier to entry  Upgrading infrastructure/technology to improve service, lower costs and enhance long-term margins  Rebuilt management team with deep managed care expertise leveraging 50+ year experience and brand equity   Well positioned to grow business as Puerto Rico economy recovers  18

 Appendix

 20  Consolidated Premiums Earned, net  ($ in millions)

 21  Managed Care Premiums Earned, net  ($ in millions)

 22  Consolidated Claims Incurred and Loss Ratio  ($ in millions)

 23  Consolidated Operating Expenses and Expense Ratio  ($ in millions)